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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-81073) pertaining to the Amended and Restated 1998 Incentive Equity Plan and the Amended and Restated 1998 Stock Option Plan for Non-Employee Directors of Marine Transport Corporation (formerly OMI Corp.), of our report dated February 24, 2000, with respect to the consolidated financial statements of Marine Transport Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                           /s/ Ernst & Young LLP

New York, New York
March 29, 2000